Exhibit 99.1

NEWS FROM SEI

For Immediate Release

Contact:	Mark Samuels, SVP	Murray Louis, VP	Dana Grosser, Corp PR
Voice:	610.676.2024	610.676.1932	610.676.2459
E-mail	msamuels@seic.com	mlouis@seic.com	dgrosser@seic.com
Pages:	Eight

SEI Reports 2007 Results

Revenues Up 16%, Net Income Up 10%

OAKS, Pa., January 31, 2008 — SEI Investments Company (NASDAQ:SEIC) today announced financial results for 2007, reporting increases in revenues, net income and earnings per share compared to 2006. Net income during the fourth-quarter was negatively affected by a $25.1 million non-cash charge (approximately $.08 per share) related to previously-disclosed support agreements covering holdings of structured investment products by SEI-sponsored money market funds.

Consolidated Overview

	For the Three Months Ended December 31,			For the Twelve Months Ended December 31,
(In thousands, except earnings per share)	2007	2006	%	2007	2006	%
Revenues	$353,409	$315,514	12%	$1,369,028	$1,175,749	16%
Net Income Before Taxes	84,792	98,054	(14)%	409,540	358,756	14%
Net Income	53,632	63,624	(16)%	259,809	236,990	10%
Diluted Earnings Per Share	$.27	$.31	(13)%	$1.28	$1.17	9%

“We continue to be satisfied with the progress we are making, even in the face of difficulties created by the capital and credit markets,” said Alfred P. West, Jr., SEI Chairman and CEO.

“During the fourth-quarter, SEI realized increased contributions from all of our core businesses, saw continued success in the first installation of our Global Wealth Platform, and made good progress on our other key investments. In the long run, we remain firm in our belief that what we are doing will provide our clients with increased opportunities for success and allow us to grow our future revenues and profits more rapidly.”

Summary of Fourth-Quarter and Year to Date Results by Business Segment

	For the Three Month Period Ended December 31,			For the Twelve Month Period Ended December 31,
(In thousands)	2007	2006	%	2007	2006	%
Private Banks:
Revenues	$111,814	$94,273	19%	$413,922	$367,449	13%
Expenses	89,255	74,423	20%	330,923	279,089	19%

Operating Profit	$22,559	$19,850	14%	$82,999	$88,360	(6)%
Operating Margin	20%	21%		20%	24%
Investment Advisors:
Revenues	66,564	60,070	11%	259,288	225,716	15%
Expenses	33,392	29,162	15%	124,942	111,907	12%

Operating Profit	33,172	30,908	7%	134,346	113,809	18%
Operating Margin	50%	51%		52%	50%
Institutional Investors:
Revenues	52,778	45,796	15%	199,593	164,962	21%
Expenses	32,031	28,563	12%	121,365	106,377	14%

Operating Profit	20,747	17,233	20%	78,228	58,585	34%
Operating Margin	39%	38%		39%	36%
Investment Managers:
Revenues	38,244	32,826	17%	143,375	118,964	21%
Expenses	26,752	23,641	13%	101,401	90,799	12%

Operating Profit	11,492	9,185	25%	41,974	28,165	49%
Operating Margin	30%	28%		29%	24%
Investments in New Businesses:
Revenues	1,858	2,191	(15)%	7,205	7,537	(4)%
Expenses	5,073	6,048	(16)%	19,670	22,891	(14)%

Operating Loss	(3,215)	(3,857)	17%	(12,465)	(15,354)	19%
Operating Margin	n/a	n/a		n/a	n/a
LSV
Revenues	82,151	80,358	2%	345,645	291,121	19%
Expenses (1)	51,515	48,959	5%	213,926	178,727	20%

Operating profit	30,636	31,399	(2)%	131,719	112,394	17%
Operating Margin	37%	39%		38%	39%
Consolidated Segment Totals:
Revenues	$353,409	$315,514	12%	$1,369,028	$1,175,749	16%
Expenses	238,018	210,796	13%	912,227	789,790	16%

Operating Profit	$115,391	$104,718	10%	$456,801	$385,959	18%
Operating Margin	33%	33%		33%	33%

(1)	Includes $42,387 and $42,862 for the three month period ended December 31, 2007 and 2006, respectively, and $181,591 and $153,381 for the twelve month period ended December 31, 2007 and 2006, respectively, of minority interest to the other partners of LSV.

A reconciliation of the totals reported for the business segments to the applicable line items in the Consolidated Statements of Income for the three and twelve month periods ended December 31, 2007 and 2006 are as follows:

	Three months ended December 31,		Twelve months ended December 31,
	2007	2006	2007	2006
Total operating profit from business segments	$115,391	$104,718	$456,801	$385,959
Corporate overhead expenses	(11,586)	(10,221)	(42,045)	(38,842)
Minority interest reflected in segments	43,859	44,051	186,500	158,615
LSV Employee Group Expenses (1)	(1,821)	(1,864)	(7,281)	(7,281)

Income from operations	$145,843	$136,684	$593,975	$498,451

(1)	Includes $1,806 for the three month period ending December 31, 2007 and 2006, and $7,222 for the twelve month period ending December 31, 2007 and 2006 of amortization expense related to intangible assets owned by LSV Employees Group LLC. The amortization is offset through Minority interest since SEI does not have any ownership in LSV Employee Group LLC.

Fourth-Quarter Business Commentary:

•	All four core business segments (Private Banks, Investment Advisors, Institutional Investors and Investment Managers) reported double-digit percentage revenue gains versus fourth-quarter, 2006.

•	The Private Banks, Institutional Investors and Investment Managers segments all reported double-digit percentage gains in operating profit versus fourth-quarter, 2006 levels.

•

The Global Wealth Platform was placed into service during the third-quarter, 2007. Fourth-quarter expenses reflect an increase of approximately $3.4 million for amortization versus fourth-quarter, 2006 levels. The amortization is primarily recognized in the Private Banks and Investment Advisors segments.

•

The company’s percentage ownership in LSV remained at approximately 43 percent. In the fourth-quarter, 2007, the company recognized $30.6 million as its portion of the earnings from LSV versus $31.4 million in the fourth-quarter, 2006.

•	Assets under management declined by $4.9 billion during fourth-quarter, 2007 to $196.8 billion, due to market depreciation.

•	In the fourth-quarter 2007, SEI purchased 706,000 shares of its common stock for $21.2 million. Stock repurchases totaled 7.2 million shares for approximately $205 million for the 2007 calendar year.

•

The fourth-quarter results include a $25.1 million non-cash charge related to money market funds support agreements. Additional information about the capital support agreements is contained in SEI’s third-quarter, 2007 Form 10-Q filed November 9, 2007.

Earnings Conference Call

A conference call to review earnings is scheduled for 2:00 PM ET on January 31, 2008. Investors may listen to the call at www.seic.com, or listen at www.earnings.com, a service of Thomson Streetevents. The call may also be accessed at numerous financial services web sites including AOL and Yahoo. Investors may also listen to replays at these web sites, or by telephone at (USA) 1-800-475-6701; (International) 320-365-3844, access code 889135.

About SEI

SEI (NASDAQ:SEIC) is a leading global provider of outsourced asset management, investment processing and investment operations solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of December 31, 2007, through its subsidiaries and partnerships in which the company has a significant interest, SEI administers $426 billion in mutual fund and pooled assets and manages $197 billion in assets. SEI serves clients, conducts or is registered to conduct business and/or operations from more than 20 offices in over a dozen countries. For more information, visit www.seic.com.

Many of our responses may be considered “forward looking statements” and include discussions about future operations, strategies and financial results. Forward-looking statements are based upon estimates and assumptions that involve risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe our assumptions are reasonable, they could be inaccurate. Our actual future revenues and income could differ materially from our expected results. We have no obligation to publicly update or revise any forward-looking statements.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,
	2007	2006
Asset management, admin. and distribution fees	$278,086	$249,810
Information processing and software servicing fees	62,170	53,693
Transaction–based and trade execution fees	13,153	12,011

Total revenues	353,409	315,514

Commissions and fees	46,666	39,937
Compensation, benefits and other personnel	88,857	84,128
Consulting, outsourcing and professional fees	27,443	20,827
Data processing and computer related	10,785	10,319
Facilities, supplies and other costs	22,546	16,321
Depreciation and amortization	11,269	7,298

Total expenses	207,566	178,830

Income from operations	145,843	136,684

Minority interest	(41,440)	(41,104)
Net loss on investments (1)	(23,880)	(512)
Interest and dividend income	5,282	4,372
Interest expense	(1,013)	(1,386)

Income before taxes	84,792	98,054

Income taxes	31,160	34,430

Net income	$53,632	$63,624

Diluted earnings per common share	$.27	$.31

Shares used to calculate diluted earnings per common share	200,297	204,660

Basic earnings per common share	$.28	$.32

Shares used to calculate basic earnings per common share	194,321	197,808

Dividends declared per common share	$.07	$.06

(1)	Includes $25,122 non-cash charge related to money market funds support agreements.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Twelve Months Ended December 31,
	2007	2006
	(Unaudited)
Asset management, admin. and distribution fees	$1,091,424	$918,142
Information processing and software servicing fees	230,301	213,066
Transaction–based and trade execution fees	47,303	44,541

Total revenues	1,369,028	1,175,749

Commissions and fees	176,523	147,835
Compensation, benefits and other personnel	350,150	315,502
Consulting, outsourcing and professional fees	94,642	77,753
Data processing and computer related	42,189	37,755
Facilities, supplies and other costs	74,413	69,306
Depreciation and amortization	37,136	29,147

Total expenses	775,053	677,298

Income from operations	593,975	498,451

Minority interest	(175,879)	(146,962)
Net loss on investments (1)	(25,395)	(2,378)
Interest and dividend income	18,596	13,521
Interest expense	(4,709)	(5,464)
Other income	2,952	1,588

Income before taxes	409,540	358,756

Income taxes	149,731	121,766

Net income	$259,809	$236,990

Diluted earnings per common share	$1.28	$1.17

Shares used to calculate diluted earnings per common share	202,231	203,266

Basic earnings per common share	$1.32	$1.20

Shares used to calculate basic earnings per common share	196,120	197,364

Dividends declared per common share	$.14	$.12

(1)	Includes $25,122 non-cash charge related to money market funds support agreements.

SEI INVESTMENTS COMPANY

CONDENSED BALANCE SHEETS

(In thousands)

	(Unaudited)
	December 31, 2007	December 31, 2006
Assets

Cash and short-term investments	$360,921	$286,948
Restricted cash	10,250	10,250
Receivables	275,109	244,599
Securities owned	16,777	16,431
Other current assets	31,877	28,245

Total current assets	694,934	586,473

Property and equipment, net	143,516	130,732
Investments available for sale	77,169	71,690
Capitalized software, net	231,684	180,014
Goodwill	22,842	22,842
Intangible assets	60,177	67,836
Other assets, net	22,043	20,118

Total assets	$1,252,365	$1,079,705

Liabilities

Current liabilities (1)	$230,367	$196,127
Long-term debt	43,971	67,538
Deferred income taxes	73,600	76,148
Long term liabilities	11,895	—
Minority interest	136,149	109,380

Shareholders’ Equity	756,383	630,512

Total liabilities and shareholders’ equity	$1,252,365	$1,079,705

(1)	Includes $25,122 accrual related to money market funds support agreements.

SEI INVESTMENTS COMPANY

ASSET BALANCES

(In millions)

(Unaudited)

	Dec. 31, 2006	Mar. 31, 2007	Jun. 30, 2007	Sep. 30, 2007	Dec. 31, 2007
Private Banks:
Equity/Fixed Income prgms.	$16,806	$18,196	$20,666	$21,816	$21,160
Collective Trust Fund prgm.	1,251	1,148	1,078	1,056	1,007
Liquidity funds	8,513	8,241	8,224	8,836	8,886

Total assets under mgmt.	$26,570	$27,585	$29,968	$31,708	$31,053

Client assets under admin.	14,738	14,864	15,019	15,655	14,235

Total assets	$41,308	$42,449	$44,987	$47,363	$45,288

Investment Advisors:
Equity/Fixed Income prgms.	$34,096	$35,225	$36,923	$37,751	$36,378
Collective Trust Fund prgm.	2,480	2,491	2,334	2,325	2,295
Liquidity funds	1,421	1,404	1,400	1,619	2,079

Total assets under mgmt.	$37,997	$39,120	$40,657	$41,695	$40,752

Institutional Investors:
Equity/Fixed Income prgms.	$37,720	$39,504	$40,771	$43,504	$44,833
Collective Trust Fund prgm.	1,081	1,078	895	907	897
Liquidity funds	3,371	5,072	4,128	4,342	3,629

Total assets under mgmt.	$42,172	$45,654	$45,794	$48,753	$49,359

Investment Managers:
Equity/Fixed Income prgms.	$30	$29	$32	$24	$24
Collective Trust Fund prgm.	8,675	8,300	7,990	6,814	6,651
Liquidity funds	215	178	271	360	325

Total assets under mgmt.	$8,920	$8,507	$8,293	$7,198	$7,000

Client assets under admin.	170,344	180,745	192,931	205,251	215,124

Total assets	$179,264	$189,252	$201,224	$212,449	$222,124

Investments in New Businesses:
Equity/Fixed Income prgms.	$805	$843	$887	$907	$929
Liquidity funds	53	43	43	40	74

Total assets under mgmt.	$858	$886	$930	$947	$1,003

LSV Asset Management
Equity/Fixed Income prgms.	$64,970	$68,225	$73,100	$71,349	$67,599

Consolidated:
Equity/Fixed Income prgms (A)	$154,427	$162,022	$172,379	$175,351	$170,923
Collective Trust Fund prgm.	13,487	13,017	12,297	11,102	10,850
Liquidity funds	13,573	14,938	14,066	15,197	14,993

Total assets under mgmt.	$181,487	$189,977	$198,742	$201,650	$196,766

Client assets under admin. (B)	185,082	195,609	207,950	220,906	229,359

Total assets	$366,569	$385,586	$406,692	$422,556	$426,125

(A)	Equity/Fixed Income programs include $3,717 of assets invested in SEI’s Asset Allocation Funds at December 31, 2007.
(B)	In addition to the numbers presented, SEI also administers an additional $6,326 in Funds of Funds assets (as of December 31, 2007) on which SEI does not earn an administration fee.